EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allied Fireside, Inc.	Wisconsin	Inactive

Allsteel Inc.	Illinois	Allsteel Inc.

Maxon Furniture Inc.	Iowa	Maxon Furniture Inc.

The Gunlocke Company L.L.C.	Iowa	The Gunlocke Company L.L.C.

Hearth & Home Technologies Inc.	Iowa	Hearth & Home Technologies Inc.

HNI Asia L.L.C	Iowa	HNI Asia L.L.C.

HFM Partners	Iowa	HFM Partners

HNI Services L.L.C.	Iowa	HNI Services L.L.C.

HTI Hungary L.L.C.	Iowa	Inactive

Holga Inc.	Iowa	Holga Inc.

The HON Company	Iowa	The HON Company

HON INDUSTRIAS, S.de R.L.de C.V.	Mexico	HON INDUSTRIAS, S.de R.L.de C.V.

HON INDUSTRIAS III, S.de R.L.de C.V.	Mexico	HON INDUSTRIAS III, S.de R.L.de C.V.

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) L.L.C.	Iowa	Inactive

HON (Mexico) L.L.C.	Iowa	Inactive

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

Pearl City Insurance Company	Vermont	Pearl City Insurance Company

River Bend Capital Corporation	Iowa	River Bend Capital Corporation

FWP L.L.C.	Iowa	Inactive

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, Sde R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, Sde R.L. de C.V.

Hearth Technologies (Ohio) Inc.	Iowa	Inactive

Paoli Inc.	Iowa	Paoli Inc.

HHT L.L.C.	Washington	HHT L.L.C.

Omni Workspace Company	Minnesota	Omni Workspace Company

IntraSpec Solutions, L.L.C.	Minnesota	IntraSpec Solutions L.L.C.

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A&M Business Interior Services, L.L.C.	Minnesota	A&M Business Interior Services, L.L.C.

Corporate Installations Minneapolis LLC	Iowa	Corporate Installations Minneapolis LLC

Interior Construction Services LLC	Minnesota	Interior Construction Services LLC

Installation Technology LLC	Minnesota	Installation Technology LLC

Emerald City Moving & Storage LLC	Minnesota	Emerald City Moving & Storage LLC

Fullmer Contract LLC	Delaware	Fullmer Contract LLC

Business Environments LLC	Delaware	Business Environments LLC

Contract Resource Group LLC	Delaware	Contract Resource Group LLC

Wilson Office Interiors LLC	Delaware	Wilson Office Interiors LLC

Compass Office Solutions LLC	Delaware	Inactive

Workspace Ohio LLC	Delaware	Inactive

HNI Asia Technology Services (Shenzhen) Limited	PRC	HNI Asia Technology Services (Shenzhen) Limited

HNI Hong Kong Limited	Hong Kong	Inactive

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